[RELIASTAR LIFE LETTERHEAD]


                                                                        EX-99.C6

                          ACTUARIAL OPINION AND CONSENT

December 20, 1996

ReliaStar Life Insurance Company
20 Washington Avenue S.
Minneapolis, MN  55440

Madam/Sir:

This opinion is furnished in connection with the registration by ReliaStar Life Insurance Company of a flexible premium survivorship variable life insurance policy (the "Contract") under the Securities Act of 1933, as amended. The Contract, including variations thereof used in various states, is described in the Prospectus constituting a part of the Registration Statement on Form S-6, as amended.

The form of Contract was reviewed by me, and I am familiar with the Registration Statement and Exhibits thereto.

In my opinion:

     The illustrations of Accumulation Values, Surrender Charges, Cash Surrender Values, and Death Benefits, included in the section entitled, "Illustration of Accumulation Values, Surrender Charges, Cash Surrender Values, and Death Benefits" in Appendix C of the Prospectus constituting part of the
     Registration Statement, based on the assumptions stated in the illustrations, are consistent with the provision of the Contract (including, as appropriate, any state variation thereof). The rate structure of the Contract has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Contract for a male Joint Insured Age 55 and a female Joint Insured Age 55, both nonsmokers in a standard Rate Class, than to prospective purchasers of the Contract for other ages, sexes, or Rate Classes. In any state where charges cannot be based upon the insured's sex, the rate structure of the Contract has not been designed so as to make the relationship between premium and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of the Contract for Joint Insureds who both Age 55 than to prospective purchasers of the Contract for other ages.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ Craig A. Krogstad
------------------------
Craig A. Krogstad, FSA, MAAA
Actuary